Exhibit (a)(5)(viii)
CONFIDENTIAL
Project Phoenix
Scenario 1: Cash-Out Analysis
($s & shares in millions except per share)
May 19, 2009   3:29 PM
Key Assumptions

Projected mid-year cash balance (2)	$23.2
Minimum cash balance	12.0
Transaction expenses	1.5
Recent share price (1)	0.39
Cash Available for Share Purchase

Projected mid-year cash balance	$23.2
Less: minimum cash balance (3)	12.0

Cash available for share purchase	$11.2

Calculation of Unaffiliated Shares

	Shares	%

Total common stock (4)	17.6	100.0%
Less: Highland Capital shares	8.4	48.0	%(5)
Less: Management shares	0.2	1.1%

Total unaffiliated shares	8.9	50.9%
Transaction Feasibility Over Range of Premia

Total unaffiliated shares	8.9	8.9	8.9	8.9
Add: management shares	0.2	0.2	0.2	0.2
Add: dilutive impact of options and warrants (6)	0.6	0.7	0.7	0.7

Total shares to repurchase	9.8	9.8	9.9	9.9

Assumed purchase price	$0.70	$0.80	$0.90	$0.98
Recent share price	0.39	0.39	0.39	0.39
Implied premium (7)	80%	105%	131%	153%

Total shares to purchase	9.8	9.8	9.9	9.9
x assumed purchase price	$0.70	$0.80	$0.90	$0.98
Cash required for share purchase	6.8	7.9	8.9	9.7
Add: transaction expenses	1.5	1.5	1.5	1.5

Transaction cash required	$8.3	$9.4	$10.4	$11.2

Estimated cash available	$11.2	$11.2	$11.2	$11.2
Less: transaction cash required	(8.3)	(9.4)	(10.4)	(11.2)

Excess cash above minimum cash balance	$2.9	$1.9	$0.9	$(0.0)

(1)	Five-day trailing VWAP as of May 13, 2009 (last trading day available).

(2)	Estimated cash balance on June 30, 2009 per Phoenix management; assumes no cash contribution by Highland Capital.

(3)	Management estimate of minimum cash balance to fund working capital needs, interest payments, and other cash disbursements.

(4)	As of March 31, 2009 per 10-Q.

(5)	Per Company’s 10-K filing.

(6)	Calculated to adjust dilutive impact of options and warrants; assumes cancellation of all out-of-the-money options at close.

(7)	Premium to five-day trailing VWAP of $0.39 as of May 13, 2009 (last trading day available).
DRAFT

CONFIDENTIAL
Project Phoenix
As-Exercised Shares
($s in millions except per share)
May 19, 2009   3:29 PM
Calculation of As-Exercised Shares: Treasury Stock Calculation (1)

	1991 Option Plan
Tranche	1	2	3	4	5	6

Options outstanding (2)	200,000	220,000	415,000	525,000	450,000	496,000
Weighted average exercise price/share	$0.56	$0.18	$0.22	$1.02	$1.64	$1.63
Equity value of options	112,000	39,600	91,300	535,500	738,000	808,480
Assumed purchase price (3)	$0.90	$0.90	$0.90	$0.90	$0.90	$0.90
Treasury stock impact	124,444	44,000	101,444	—	—	—

Warrants	—	—	—	—	—	—

Total	75,556	176,000	313,556	—	—	—

	1995 Option Plan
Tranche	1	2	3	4	5	6	7	8

Options outstanding (2)	6,000	140,000	15,000	15,000	40,000	80,000	50,000	40,000
Weighted average exercise price/share	$0.53	$0.26	$0.75	$0.15	$0.12	$1.29	$1.40	$1.12
Equity value of options	3,180	36,400	11,250	2,250	4,800	103,200	70,000	44,800
Assumed purchase price (3)	$0.90	$0.90	$0.90	$0.90	$0.90	$0.90	$0.90	$0.90
Treasury stock impact	3,533	40,444	12,500	2,500	5,333	—	—	—

Warrants	—	—	—	—	—	—	—	—

Total	2,467	99,556	2,500	12,500	34,667	—	—	—

Total dilutive impact of options and warrants			716,800
Sensitivity Analysis for Diluted Shares

	Transaction premia
Premia	80%	105%	131%	153%
Purchase price	$0.70	$0.80	$0.90	$0.98
Dilutive impact of options	622,386	675,025	716,800	745,447

(1)	Includes all option tranches with weighted average strike price less than $2.00.

(2)	Company proxy: May 5, 2009.

(3)	Assumed purchase price per share used for illustrative purposes only.
DRAFT

CONFIDENTIAL

Project Phoenix Scenario 2: Residual-Ownership Analysis Summary	($s & shares in millions except per share) May 19, 2009 3:29 PM
Key Assumptions

Estimated post-recap ownership (1):	Highland	90.0%
	Unaffiliated holders	10.0%
Interest rate on debt (2)		10.0%
Interest rate on cash (2)		3.0%
Discount rate (WACC)		15.0%
Assumed post-recap leverage (3)		5.0	x
Terminal value — exit multiple		6.0	x
Minimum cash balance (4)		$12.0
Transaction expenses		1.5
Pro forma 2009 EBITDA (5)		26.3
Recap Transaction

	6/30/2009			Pro Forma(1)
	Shares	%(6)	Recap	Shares	%

Highland shares	8.4	48.0%	73.8	82.2	90.0%
Unaffiliated shares	9.1	52.0%	—	9.1	10.0%

Float	17.6	100.0%	73.8	91.4	100.0%

	Assumed Market Value of Debt
	Face	75.0%	50.0%

Principal value of debt exchanged	$86.6	$65.0	$48.7
Recap shares issued	73.8	73.8	73.8

Implied recap share value	$1.17	$0.88	$0.66

Recent share price (7)	$0.39
Post-Recap Capitalization

	June 30,		Recap	Pro
	2009 (8)		Transaction	Forma

Total cash (9)	$23.2		$(1.5)	$21.7
Equity	(29.2)		86.6	57.4
Net debt (10)	216.6		(85.1)	131.5

Net debt/Pro forma EBITDA	8.2	x		5.0	x
Post-Recap Leverage

	Closing	December 31, (11)
	Jun 2009(3)	2009	2010	2011	2012	2013

Net debt / EBITDA (3)	5.0x	3.7x	2.9x	2.1x	1.6x	1.0x

(1)	Hypothetical post-recap split.

(2)	Raymond James assumption.

(3)	Leverage as a multiple of annualized EBITDA for quarter ended March 31, 2009; Raymond James assumption.

(4)	Management estimate of minimum cash balance necessary to fund working capital needs, interest payments, and other cash disbursements.

(5)	Pro forma is annualized three months ending 3.31.09.

(6)	Estimated ownership percentages from Company’s 10-K filing.

(7)	Five-day trailing VWAP as of May 13, 2009 (last trading day available).

(8)	Capitalization ending 6.30.09 assumed to be same as that ending 3.31.09 per company proxy on May 5, 2009, except cash balance which has been adjusted from $12.8 million to $23.2 million as per management guidance.

(9)	Estimated cash balance on June 30, 2009 per Phoenix management.

(10)	Debt calculated net of excess cash available after funding management estimated minimum cash requirement and transaction expenses.

(11)	Leverage as a multiple of LTM EBITDA.
DRAFT

CONFIDENTIAL

Project Phoenix Closing Balance Sheet	($s & shares in millions except per share) May 19, 2009 3:29 PM

Balance Sheet Adjustments	Mar 2009 (1)	Recap	Closing

Assets
Cash	$12.8	(1.5)	$11.3
Restricted cash	0.3	—	0.3
Accounts receivable	32.5	—	32.5
Inventory	8.7	—	8.7
Other current assets	7.0	1.5	8.5

Total current assets	61.2	—	61.2

Property & equipment	30.8	—	30.8
Goodwill	122.1	—	122.1
Investment in JV	8.0	—	8.0
Other assets	16.5	—	16.5

Total assets	$238.5	—	$238.5

Liabilities and Equity
Current liabilities
Current portion of LT debt & capital leases	$227.8	(227.8)	—
Accounts payable	11.9	—	11.9
Accrued expenses	14.0	—	14.0
Deferred revenue	5.1	—	5.1

Total current liabilities	258.8	(227.8)	31.0

Total debt (2)
Existing LT debt	0.0	141.1	141.2

Total debt	0.0	141.1	141.2
Deferred tax liability	8.9	—	8.9
Other liabilities	0.0	—	0.0

Common equity and retained earnings	(29.2)	86.6	57.4

Total equity	(29.2)	86.6	57.4

Total liabilities and equity	$238.5	—	$238.5

(1)	Most recent balance sheet used for modeling purposes.

(2)	Reclassification of a portion of existing debt from a current liability to a long term liability to attian 5.0x post-recap leverage; includes an associated recap of remaining debt to equity.
DRAFT

CONFIDENTIAL

Project Phoenix
Projected Income Statement	($s & shares in millions except per share)
May 19, 2009 3:29 PM

			Projected Post-Transaction
			Years Ending December 31,
Income Statement Projection (1)		2008 A	2009	2010	2011	2012	2013

Net revenue		$266.9	$248.0	$271.9	$296.6	$325.2	$360.1
Cost of sales and rentals (including rental equip, dep’n)		91.3	88.8	96.3	105.7	116.6	129.9

Gross margin		175.6	159.2	175.5	190.9	208.6	230.2
Operating expenses		132.9	124.3	130.5	135.4	143.1	153.4
Bad debt expense		4.6	5.1	5.7	6.2	6.8	7.6
G&A expenses		19.8	20.4	21.0	21.6	22.3	22.9
Earnings from joint ventures		(6.2)	(5.1)	(5.3)	(5.6)	(5.9)	(6.2)
Depreciation and amortization (non-rental)		4.1	4.0	4.0	4.0	4.0	4.0

Operating profit		20.2	10.4	19.6	29.2	38.2	48.5

EBITDA (2)		51.4	37.3	45.9	56.6	67.0	78.7

Adjusted EBITDA (3)		51.5	37.2	45.9	56.6	67.0	78.7

Non-recurring costs (4)		0.1	(0.1)	—	—	—	—
Other expense		(1.0)	0.1	—	—	—	—
Net interest expense		15.6	14.4	13.1	12.3	10.9	9.0

Pre-tax income		5.6	(3.9)	6.5	16.9	27.3	39.5
Income taxes (5)	39.0%	5.1	2.2	6.3	9.4	18.8	16.4

Net income		$0.5	$(6.1)	$0.2	$7.5	$8.5	$23.1

Growth
Revenue			(7.1%)	9.6%	9.1%	9.6%	10.7%
Operating expenses			(6.5%)	5.0%	3.7%	5.7%	7.2%
G&A expense			2.6%	3.0%	3.0%	3.0%	3.0%
Operating profit			(48.4%)	87.6%	48.9%	31.0%	26.8%
Adjusted EBITDA			(27.8%)	23.4%	23.4%	18.3%	17.5%
Pre-tax income			(170.6%)	—	161.2%	61.4%	44.8%

Margins
Cost of sales and rentals (including rental equip, dep’n)			35.8%	35.4%	35.6%	35.8%	36.1%
Operating expense			50.1%	48.0%	45.7%	44.0%	42.6%
Bad debt expense			2.1%	2.1%	2.1%	2.1%	2.1%
G&A expense			8.2%	7.7%	7.3%	6.8%	6.4%
Depreciation and amortization			1.6%	1.5%	1.4%	1.2%	1.1%
Operating profit			4.2%	7.2%	9.8%	11.7%	13.5%
Adjusted EBITDA			15.0%	16.9%	19.1%	20.6%	21.9%
Pre-tax income			(1.6%)	2.4%	5.7%	8.4%	11.0%

(1)	Source: Phoenix management projection dated 5.7.09.

(2)	Before non-rental and rental depreciation expense.

(3)	After adjusting for one-time expenses including change of control costs and loss or gain from the sale of centers.

(4)	Includes change of control costs and loss or gain from the sale of centers.

(5)	Income tax calculated as 39.0% (management estimated effective tax rate) of pre-tax income plus non-cash deferred tax expenses.
DRAFT

CONFIDENTIAL

Project Phoenix
Projected Balance Sheet	($s & shares in millions except per share)
May 19, 2009 3:29 PM

	Closing	Post-Transaction Years Ending December 31,
Balance Sheet Projection	Jun 2009	2009	2010	2011	2012	2013

Assets
Cash	$11.3	$12.0	$12.0	$12.0	$12.0	$12.0
Restricted cash (2)	0.3	0.3	0.3	0.3	0.3	0.3
Net accounts receivable (2)	32.5	35.8	36.5	39.8	43.6	48.3
Inventory (2)	8.7	11.1	11.0	10.5	10.4	10.5
Other current assets (2)	8.5	8.0	8.1	8.1	8.1	8.1

Total current assets	61.2	67.2	67.7	70.6	74.3	79.1

Property & equipment	30.8	27.6	26.0	24.4	22.7	21.0
Goodwill	122.1	122.1	122.1	122.1	122.1	122.1
Investment in JV (2)	8.0	8.7	9.0	9.0	9.0	9.0
Other assets (2)	16.5	16.2	17.0	17.0	17.0	17.0

Total assets	$238.5	$241.8	$241.9	$243.1	$245.1	$248.2

Liabilities and Equity
Current portion of LT debt	—	—	—	—	—	—
Accounts payable (2)	$11.9	$16.3	$18.1	$19.3	$20.7	$22.4
Accrued expenses (2)	14.0	19.0	19.5	19.5	19.5	19.5
Deferred revenue (2)	5.1	5.7	5.9	6.2	6.5	6.8

Total current liabilities (2)	31.0	41.1	43.5	44.9	46.7	48.7

LT debt (1)	141.2	137.9	131.6	121.1	104.7	81.7

Total LT debt	141.2	137.9	131.6	121.1	104.7	81.7

Deferred tax liability (2)	8.9	11.1	14.9	17.7	25.9	26.9
Other liabilities (2)	0.0	0.5	0.5	0.5	0.5	0.5

Shareholders’ equity	57.4	51.2	51.4	58.9	67.3	90.4

Total liabilities and equity	$238.5	$241.8	$241.9	$243.1	$245.1	$248.2

Leverage ratio Net debt / EBITDA (3)	5.0x	3.7x	2.9x	2.1x	1.6x	1.0x

(1)	Assumes LT debt is repaid on a priority basis annually with free cash flow.

(2)	Source: Phoenix management projection dated 5.7.09.

(3)	2009 leverage as a multiple of annualized EBITDA for quarter ended March 31, 2009.
DRAFT

CONFIDENTIAL

Project Phoenix
Projected Statement of Cash Flows	($s & shares in millions except per share)
May 19, 2009 3:29 PM

			Post-Transaction Years Ending December 31,
Cash Flow Projection			2009	2010	2011	2012	2013

Net income			$(6.1)	$0.2	$7.5	$8.5	$23.1
Depreciation & amortization (2)			26.9	26.3	27.4	28.8	30.3
Deferred tax expense (2)			2.2	3.8	2.8	8.2	1.0
Other liabilities (2)			0.5	0.0	—	—	—
Other assets (2)			0.2	(0.8)	—	—	—
Net working capital change (2):
Accounts receivable			(3.4)	(0.6)	(3.3)	(3.8)	(4.7)
Inventory			(2.4)	0.1	0.4	0.2	(0.1)
Other current assets			0.5	(0.0)	—	—	—
Accounts payable			4.4	1.8	1.1	1.4	1.7
Accrued expenses			5.0	0.5	—	—	—
Deferred revenue			0.6	0.2	0.3	0.3	0.3

Net sub-total			4.8	1.9	(1.5)	(1.9)	(2.7)

Cash from operations			28.4	31.3	36.3	43.5	51.6
Capital expenditures (2)			(23.6)	(24.7)	(25.8)	(27.1)	(28.6)
Investments in JV (2)			(0.7)	(0.3)	—	—	—

Free cash flow			4.0	6.4	10.4	16.4	23.1

Cash available for debt amortization	Minimum cash balance	$12.0	3.2	6.4	10.4	16.4	23.1

Debt amortization — senior debt			(3.2)	(6.4)	(10.4)	(16.4)	(23.1)

Change in cash (1)			$0.7	—	—	—	—

(1)	Excess balance sheet cash is used to repay outstanding debt; subject to assumed $12.0 million minimum cash balance threshold.

(2)	Source: Phoenix management projection dated 5.7.09.
DRAFT

CONFIDENTIAL

Project Phoenix
Balance Sheet Drivers and Debt Amortization	($s & shares in millions except per share) May 19, 2009 3:29 PM

			Post-Transaction Years Ending December 31,
Balance Sheet and Other Calculations			2009	2010	2011	2012	2013

Working Capital Drivers
DSO			50.3	48.5	46.9	46.8	46.6
Days payables			58.1	65.3	64.5	62.6	60.6
Inventory turns			5.9	6.0	6.9	7.9	9.0

PPE
Beginning property & equipment			$30.8	$27.6	$26.0	$24.4	$22.7
Non-rental & rental capex			23.6	24.7	25.8	27.1	28.6
Depreciation			(26.9)	(26.3)	(27.4)	(28.8)	(30.3)

Ending property & equipment			$27.6	$26.0	$24.4	$22.7	$21.0

Long Term Debt
Beginning balance			$141.2	$137.9	$131.6	$121.1	$104.7
Draws/(repayments)			(3.2)	(6.4)	(10.4)	(16.4)	(23.1)

Ending balance			$137.9	$131.6	$121.1	$104.7	$81.7

Calculation of Net Interest Expense
Interest expense	10.0	%(1)	$14.7	$13.5	$12.6	$11.3	$9.3
Interest income	3.0	%(1)	(0.3)	(0.4)	(0.4)	(0.4)	(0.4)

Net interest expense			$14.4	$13.1	$12.3	$10.9	$9.0

(1)	Raymond James assumption.
DRAFT

CONFIDENTIAL

Project Phoenix
Discounted Cash Flow Analysis — Post-Recap	($s & shares in millions except per share) May 19, 2009 3:29 PM

		Second Half	Years Ending December 31,
Annual Free Cash Flows		2009	2010	2011	2012	2013

EBITDA		$18.6	$45.9	$56.6	$67.0	$78.7
- Depreciation and amortization		(13.4)	(26.3)	(27.4)	(28.8)	(30.3)

EBIT		5.2	19.6	29.2	38.2	48.5
- Cash taxes (1)	39.0%	(2.0)	(7.6)	(11.4)	(14.9)	(18.9)
+ Depreciation and amortization		13.4	26.3	27.4	28.8	30.3
- Net working capital additions		2.4	1.9	(1.5)	(1.9)	(2.7)
- Maintenance capital expenditures		(11.8)	(24.7)	(25.8)	(27.1)	(28.6)

= Unlevered free cash flows		$7.2	$15.4	$17.9	$23.1	$28.5

Present value of annual free cash flows @ WACC 15.0%		$6.7	$12.5	$12.6	$14.1	$15.2

Present value of annual cash flows		$61.2

FY2013 EBITDA	$78.7		Assumed exit date		12/31/13
Terminal exit multiple	6.0x

Terminal enterprise value	472.2
PV of terminal value		$251.5	4.5 years	15.0%

PV of all cash flows		$312.7
Less: post-recap debt		141.2
Add: estimated excess cash		9.7

Implied equity value		$181.2

Implied equity value per share (1)		$1.98

(1)	Using 91.4 million post-recap shares.
DRAFT

CONFIDENTIAL

Project Phoenix
Discounted Cash Flow: Sensitivity Analysis	($s & shares in millions except per share) May 19, 2009 3:29 PM
Implied Equity Value

	Range of Terminal Year Valuation Multiples
	5.5x	6.0x	6.5x	7.0x

WACC
10.0%	$219.7	$245.3	$270.9	$296.5
12.5%	188.2	211.3	234.5	257.6
15.0%	160.3	181.2	202.2	223.1
17.5%	135.4	154.4	173.4	192.5
Implied Value of Unaffiliated Equity

	Range of Terminal Year Valuation Multiples
	5.5x	6.0x	6.5x	7.0x

WACC
10.0%	$22.0	$24.5	$27.1	$29.6
12.5%	18.8	21.1	23.4	25.8
15.0%	16.0	18.1	20.2	22.3
17.5%	13.5	15.4	17.3	19.2
Unaffiliated Equity — Implied Value Per Share

	Range of Terminal Year Valuation Multiples
	5.5x	6.0x	6.5x	7.0x

WACC
10.0%	$2.40	$2.68	$2.96	$3.24
12.5%	2.06	2.31	2.57	2.82
15.0%	1.75	1.98	2.21	2.44
17.5%	1.48	1.69	1.90	2.11
DRAFT